Exhibit 1.1

Interactive Brokers Group, Inc.

20,000,000 Shares of Class A Common Stock, $0.01 par value per share

PLACEMENT AGENCY AGREEMENT

[___________], 2007

W.R. Hambrecht + Co., LLC

HSBC Securities (USA) Inc.

Fox-Pitt, Kelton Incorporated

Sandler O’Neill & Partners, L.P.

E*Trade Securities LLC

as Representatives of the
several Placement Agents
c/o W.R. Hambrecht + Co., LLC
539 Bryant Street
San Francisco, CA 94107

Dear Sir or Madam:

Interactive Brokers Group, Inc., a Delaware corporation (the “Company”), proposes to issue and sell up to 20,000,000 shares (the “Shares”) of Class A common stock, par value $0.01 per share (the “Common Stock”), to investors (collectively, the “Investors”) in an initial public offering.  The Company desires to engage you as its Placement Agents (the “Placement Agents”) in connection with such issuance and sale.  The Shares are more fully described in the Registration Statement (as hereinafter defined).

Prior to the completion of this offering, IBG LLC, a Connecticut limited liability company (“IBG LLC”), will complete a series of reorganization transactions as described in the Prospectus (as hereinafter defined) (the “Reorganization Transactions”). A list of agreements pursuant to which the Reorganization Transactions will be completed is set forth on Schedule 4 hereto (collectively, the “Reorganization Agreements”). As used in this Agreement, the term “knowledge” with respect to the Company or IBG LLC means the knowledge of any of the persons listed on Schedule 5 hereto.

The Company, IBG LLC and Thomas Peterffy, Chief Executive Officer, President and Chairman of the Board of the Company and President and Chairman of the Board of IBG LLC (“Mr. Peterffy”) hereby confirm as follows their agreements with the Placement Agents.

1.             Agreement to Act as Placement Agents.  On the basis of the representations, warranties and agreements of the Company, IBG LLC and Mr. Peterffy herein contained and subject to all the terms and conditions of this Agreement, the Placement Agents agree to act as the Company’s exclusive placement agents, on a best efforts basis only,  in connection with the issuance and sale by the Company of the Shares to the Investors.  The Company shall pay to the Placement Agents a fee equal to 1.875% of the proceeds received by the Company from the sale of the Shares as set forth on the cover page of the IPO Prospectus (as hereinafter defined).

2.             Engagement of Qualified Independent Underwriter. The Company hereby confirms its engagement of Fox-Pitt, Kelton Incorporated as, and Fox-Pitt, Kelton Incorporated hereby confirms its agreement with the Company to render services as, a “qualified independent underwriter” within the meaning of Rule 2720(b)(15) of the Conduct Rules of the National Association of Securities Dealers, Inc. (the “NASD”) with respect to the offering and sale of the Shares. Fox-Pitt, Kelton Incorporated, in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the “QIU”. As compensation for the services of the QIU hereunder, the Company agrees to pay the QIU $150,000 on the Closing Date (as defined below).

3.             Delivery and Payment.  At 10:00 a.m., New York City time, on [__________________], or at such other time on such other date as may be agreed upon by the Company and the Placement Agents (such date is hereinafter referred to as the “Closing Date”), W.R. Hambrecht + Co., LLC will release the funds deposited with it by the Investors for collection by the Company and the Placement Agents and the Company shall deliver the Shares to the Investors, which delivery may be made through the facilities of the Depository Trust Company.  The closing (the “Closing”) shall take place at the office of Skadden, Arps, Slate, Meagher & Flom LLP, in New York, New York.  All actions taken at the Closing shall be deemed to have occurred simultaneously.

4.             Representations and Warranties of the Company, IBG LLC and Mr. Peterffy.  The Company, IBG LLC and Mr. Peterffy, jointly and severally, represent and warrant and covenant to the Placement Agents that:

(a)           The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-138955) (collectively, with the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement, the “Registration Statement”), which has become effective, relating to the Shares, under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (collectively referred to as the “Rules and Regulations”) of the Commission promulgated thereunder.  As used in this Agreement:

                (i)  “Applicable Time” means [____] a.m./p.m. (New York City time) on the date of this  Agreement;

                (ii)   “Effective Date” means any date as of which the Registration Statement became, or is deemed to have become, effective under the Act in accordance with the Rules and Regulations;

                (iii) “IPO Prospectus” means the final prospectus relating to the initial public offering of the Shares as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

                (iv) “Issuer Free Writing Prospectus”  means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Shares;

                (v)   “Market Making Prospectus” means the final prospectus relating to sales of Common Stock by W.R. Hambrecht + Co., LLC in connection with market-making transactions as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

                (vi) “Preliminary Prospectus”  means any preliminary prospectus relating to the Shares included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

                (vii)  “Pricing Disclosure Materials” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time; and

                (viii)  “Prospectus” means collectively, the IPO Prospectus and the Market Making Prospectus.

(b)           The Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 p.m., New York City time, on the date of determination of the public offering price for the Shares; no stop order of the Commission preventing or suspending the use of any Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s, IBG LLC’s or Mr. Peterffy’s knowledge, are contemplated by the Commission.

(c)             The Registration Statement, at the time it became effective, as of the date hereof, and at the Closing Date conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations. The Preliminary Prospectus conformed, and the Prospectus will conform in all material respects, when filed with the Commission pursuant to Rule 424(b) and on the Closing Date, to the requirements of the Act and the Rules and Regulations.

(d)           The Registration Statement did not, as of the Effective Date, and as of the date hereof does not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(e)           The Prospectus will not, as of its date and on the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;  provided, however, that the Company, IBG LLC and Mr. Peterffy make no representation or warranty with respect to any statement contained in the Prospectus in reliance upon and in conformity with information concerning a Placement Agent and furnished in writing by such Placement Agent to the Company expressly for use in the Prospectus, it being understood that the only such information furnished by or on behalf of any Placement Agent consists of the information described as such in Section 9(c).

(f)            The Pricing Disclosure Materials did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that the Company, IBG LLC and Mr. Peterffy make no representation or warranty with respect to any statement contained in the Pricing Disclosure Materials in reliance upon and in conformity with information concerning a Placement Agent and furnished in writing by such Placement Agent to the Company expressly for use in the Pricing Disclosure Materials, it being understood that the only such information furnished by or on behalf of any Placement Agent consists of the information described as such in Section 9(c).

(g)           Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations), as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company, IBG LLC and Mr. Peterffy make no representation or warranty with respect to any statement contained in any Issuer Free Writing Prospectus (i) in reliance upon and in conformity with information concerning a Placement Agent and furnished in writing by such Placement Agent to the Company expressly for use in the Issuer Free Writing Prospectus, it being understood that the only such information furnished by or on behalf of any Placement Agent consists of the information described as such in Section 9(c), or (ii) that was not made explicitly by the Company, any Subsidiary thereof or a director, officer or employee of the Company or any Subsidiary thereof.  For the avoidance of doubt, in the case of the Issuer Free Writing Prospectus filed with the Commission on March 23, 2007 and any subsequent Issuer Free Writing Prospectus filed with the Commission pursuant to Rule 433(f) of the Act, the representations contained in Sections 4(g) and 4(i) hereof shall not apply to statements contained in an article or other written communication published or distributed by media and reproduced in such Issuer Free Writing Prospectus, except to the extent such statements are directly attributable to a director, officer or employee of the Company or its Subsidiaries and to the extent such statements are not otherwise clarified or corrected in such Issuer Free Writing Prospectus.

(h)           Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations.  The Company has not made, and will not make, any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Placement Agents. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed with the Commission pursuant to the Rules and Regulations.

(i)            There is no Issuer Free Writing Prospectus that includes any information that conflicts with the information contained in the Registration Statement, and any Preliminary Prospectus deemed to be a part thereof that has not been superseded or modified.  The foregoing sentence does not apply to statements (i) in the Pricing Disclosure Materials in reliance upon and in conformity with information concerning a Placement Agent and furnished in writing by such Placement Agent to the Company expressly for use in an Issuer Free Writing Prospectus, it being understood that the only such information furnished by or on behalf of any Placement Agent consists of the information described as such in Section 9(c), or (ii) in an Issuer Free Writing Prospectus that were not made explicitly by the Company, any Subsidiary thereof or a director, officer or employee of the foregoing.

(j)            Each of the Company and IBG LLC is, and at the Closing Date will be, duly organized, validly existing and in good standing under the laws of the State of Delaware and the State of Connecticut, respectively.  Each of the Company and IBG LLC has, and at the Closing Date will have, full power and authority to conduct all the activities conducted by it, to own and lease all the assets owned and leased by it and to conduct its business as presently conducted and as described in the Registration Statement and the Prospectus.  Each of the Company and IBG LLC is, and at the Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign organization in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect or would not reasonably be expected to have a material adverse effect on or affecting the business, prospects, properties, management, consolidated financial position, stockholders’ equity or results of operations of the Company, IBG LLC and their Subsidiaries (as defined below) taken as a whole (a “Material Adverse Effect”).  Complete and correct copies of the certificate of incorporation and of the bylaws of the Company and the organizational or governing documents of IBG LLC and all amendments thereto have been made available to the Placement Agents, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date.

(k)           The Company’s and IBG LLC’s only subsidiaries (each a “Subsidiary” and collectively the “Subsidiaries”) are listed on Schedule 2 to this Agreement.  Each Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of formation.  Each Subsidiary is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which would not be reasonably expected to have a Material Adverse Effect.  All of the shares of issued capital stock of each corporate subsidiary, and all of the capital stock and equity interests of each subsidiary that is not a corporation, of the Company and IBG LLC have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company or IBG LLC, free and clear of any lien, encumbrance, claim, security interest, restriction on transfer, shareholders’ agreement, voting trust or other defect of title whatsoever, except for any lien and encumbrance in connection with that certain Pledge and Collateral Agency Agreement, dated as of May 19, 2006, made by IBG LLC and each of the other signatories thereto in favor of JPMorgan Chase Bank, N.A., as collateral agent for the secured parties and as bank agent as described in the Prospectus.

(l)            The issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are not subject to any preemptive rights, rights of first refusal or similar rights.  The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus as of the dates referred to therein. The descriptions of the Shares and the Common Stock of the Company in the Registration Statement and the Prospectus are, and at the Applicable Time will be, complete and accurate in all material respects.  Except as set forth in the Registration Statement and the Prospectus, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities.

(m)          The membership interests of IBG LLC that will be outstanding upon consummation of the Reorganization Transactions have been validly authorized, and when issued upon consummation of the Reorganization Transactions, will not be subject to any preemptive rights, rights of first refusal or similar rights.  The descriptions of the membership interests of IBG LLC in the Registration Statement and the Prospectus are, and at the Applicable Time will be, complete and accurate in all material respects.  Except as set forth in the Registration Statement and the Prospectus, IBG LLC does not, and upon consummation of the Reorganization Transactions, will not, have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any membership interests or other securities.

(n)           Each of the Reorganization Agreements has been duly and validly authorized, executed and delivered by the Company and IBG LLC, to the extent it is party to such agreements, and constitute legally binding and valid obligations of the Company and IBG LLC, to the extent it is party to such agreements, enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(o)           The Company has delivered to the Placement Agents a true and correct copy of each of the executed Reorganization Agreements together with all related agreements and all schedules and exhibits thereto. There have been no amendments, alterations, modifications or waivers of any of the provisions of any of the Reorganization Agreements since their date of execution; and there exists no event or condition that would constitute a default or an event of default (in each case as contemplated by each of the Reorganization Agreements) under any of the Reorganization Agreements that could adversely affect the ability of (i) the Company to consummate the offer and sale of the Shares or (ii) the Company or IBG LLC to consummate any of the Reorganization Transactions. Other than the Reorganization Agreements listed on Schedule 4 hereto, there are no agreements that have been or shall be entered into by the Company, IBG LLC or any Subsidiary in order to effect the Reorganization Transactions.

(p)           Each of the Company and IBG LLC has full legal right, power and authority to enter into this Agreement and the Reorganization Agreements and perform the transactions contemplated hereby and thereby.  This Agreement has been authorized and validly executed and delivered by the Company and IBG LLC and is a legal, valid and binding agreement of the Company and IBG LLC enforceable against the Company and IBG LLC in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(q)           The issuance and sale of the Shares have been duly authorized by the Company, and the Shares, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not be subject to preemptive or similar rights.  The holders of the Shares will not be subject to personal liability by reason of being such holders.  The Shares, when issued, will conform to the description thereof set forth in the Prospectus in all material respects.

(r)            The consolidated financial statements and the related notes included in the Registration Statement and the Prospectus present fairly, in all material respects, the financial condition of the Company, IBG LLC and their consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows at the dates and for the periods covered thereby in conformity with generally accepted accounting principles (“GAAP”).  No other financial statements or schedules of the Company, IBG LLC, any Subsidiary or any other entity are required by the Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus.  The pro forma financial statements contained in the Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Prospectus and the Registration Statement.  The pro forma financial statements included in the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

(s)           Deloitte & Touche LLP (the “Accountants”), who have reported on the consolidated financial statements and schedules described in Section 4(r), are registered independent public accountants with respect to the Company as required by the Act and the Rules and Regulations and by the rules of the Public Accounting Oversight Board.  The consolidated financial statements of the Company and the related notes and schedules included in the Registration Statement and the Prospectus comply as to form in all material respects with the requirements of the Act and the Rules and Regulations and present fairly the information shown therein.

(t)            The Company is not an ineligible issuer as defined under the Act and the Company has paid the registration fee for this offering as required under the Act or will pay such fees within the time period required by the Act.

(u)           The Company is, and at the Closing Date will be, in compliance with all provisions of the Sarbanes-Oxley Act of 2002, as amended, which are applicable to it at such time.  The Company, IBG LLC and each Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(v)           Since the date of the most recent consolidated financial statements of the Company included or incorporated by reference in the most recent Preliminary Prospectus and prior to Closing, other than as described in the Prospectus (i) there has not been and will not have been any change in the capital stock of the Company or in the membership interests of IBG LLC or long-term debt of the Company, IBG LLC or any Subsidiary or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or IBG LLC on any class of capital stock or equity interests, or any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, prospects, properties, management, consolidated financial position, stockholders’ equity, or results of operations of the Company, IBG LLC and their Subsidiaries taken as a whole (a “Material Adverse Change”) and (ii) neither the Company, IBG LLC nor any Subsidiary has sustained or will sustain any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement and the Prospectus.

(w)          Since the date as of which information is given in the most recent Preliminary Prospectus, neither the Company, IBG LLC nor any Subsidiary has entered or will enter into any transaction or agreement (except for the Reorganization Agreements), not in the ordinary course of business, that is material to the Company, IBG LLC and its Subsidiaries taken as a whole or incurred or will incur any liability or obligation, direct or contingent, not in the ordinary course of business, that is material to the Company, IBG LLC and their Subsidiaries taken as a whole.

(x)            The Company, IBG LLC and each Subsidiary has good and valid title in fee simple to all items of real property and good and valid title to all personal property described in the Registration Statement or the Prospectus as being owned by them that are material to the businesses of the Company, IBG LLC and its Subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances and claims except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company, IBG LLC and their Subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.  Any real property described in the Registration Statement or the Prospectus as being leased by the Company, IBG LLC or any Subsidiary that is material to the business of the Company, IBG LLC and their Subsidiaries taken as a whole is held by them under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company, IBG LLC and their Subsidiaries or (B) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

(y)           The Company is not, nor upon completion of the transactions contemplated herein will it be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(z)            There are no legal, governmental or regulatory actions, suits or proceedings pending, nor, to the Company’s, IBG LLC’s or Mr. Peterffy’s knowledge, any legal, governmental or regulatory investigations, to which the Company, IBG LLC or any Subsidiary is a party or to which any property of the Company, IBG LLC or any Subsidiary is the subject that, individually or in the aggregate, if determined adversely to the Company, IBG LLC or any Subsidiary, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company or IBG LLC to perform their obligations under this Agreement or the Reorganization Agreements; to the Company’s, IBG LLC’s and Mr. Peterffy’s knowledge, no such actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others; and there are no current or pending legal, governmental or regulatory investigations, actions, suits or proceedings that are required under the Act to be described in the Prospectus that are not so described.

(aa)         The Company, IBG LLC and each Subsidiary has, and at the Closing Date will have, (i) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on their respective business as presently conducted except where the failure to have such governmental licenses, permits, consents, orders, approvals and other authorizations would not be reasonably expected to have a Material Adverse Effect, (ii) complied with all laws, regulations and orders applicable to either it or its business, except where the failure to so comply would not be reasonably expected to have a Material Adverse Effect, and (iii) performed all its obligations required to be performed, and is not, and at the Closing Date will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a “contract or other agreement”) to which it is a party or by which its property is bound or affected, except where such default would not be reasonably expected to have a Material Adverse Effect, and, to the Company’s, IBG LLC’s and Mr. Peterffy’s best knowledge, no other party under any material contract or other agreement to which it is a party is in default in any respect thereunder.  The Company and IBG LLC and their Subsidiaries are not in violation of any provision of their respective organizational or governing documents.

(bb)         All consents, authorizations, approvals and orders required in connection with this Agreement and the Reorganization Agreements have been obtained.

(cc)         Neither the execution of this Agreement or the Reorganization Agreements, nor the issuance, offering or sale of the Shares, nor the consummation of the Reorganization Transactions, nor the consummation of any of the transactions contemplated herein, nor the compliance by the Company, IBG LLC or Mr. Peterffy with the terms and provisions hereof or thereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, IBG LLC or any Subsidiary pursuant to the terms of any contract or other agreement to which the Company, IBG LLC or their Subsidiaries may be bound or to which any of the property or assets of the Company, IBG LLC or their Subsidiaries is subject, except such conflicts, breaches or defaults as may have been waived or would not, in the aggregate, be reasonably expected to have a Material Adverse Effect; nor will such action result in any violation of (i) the provisions of the organizational or governing documents of the Company, IBG LLC or any Subsidiary, or (ii) any statute or any order, rule or regulation applicable to the Company, IBG LLC or any Subsidiary or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company, IBG LLC or any Subsidiary.

(dd)         There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.  All such contracts to which the Company or IBG LLC is a party have been authorized, executed and delivered by the Company or IBG LLC, constitute valid and binding agreements of the Company or IBG LLC, and are enforceable against the Company or IBG LLC in accordance with the terms thereof, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(ee)         No statement, representation or warranty made by the Company or IBG LLC in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Placement Agents or the Investors was or will be, when made, inaccurate, untrue or incorrect in any material respect.

(ff)           The Company, IBG LLC and their respective directors, officers or controlling persons (including Mr. Peterffy) have not taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock.

(gg)         No holder of securities of the Company has rights to the registration of any securities or, upon consummation of the Reorganization Transactions, will have rights to the registration of any securities, of the Company as a result of the filing of the

Registration Statement or the transactions contemplated by this Agreement, except for such rights as have been waived.

(hh)         Upon the Effective Date, the Common Stock of the Company will be approved, subject to issuance, to list for quotation on the NASDAQ Global Select Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements of the NASDAQ Global Select Market.

(ii)           Neither the Company nor IBG LLC is involved in any material labor dispute nor is any such dispute known by the Company to be threatened.

(jj)           The business and operations of the Company, IBG LLC and each of their Subsidiaries have been and are being conducted in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, or pollution, or protection of health or the environment (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof, or any foreign jurisdiction, and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto, except where the failure to be in such compliance would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; and neither the Company, IBG LLC nor any of their Subsidiaries has received any notice from any governmental instrumentality or any third party alleging any material violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances and/or damages to natural resources).

(kk)         Except as disclosed in the Registration Statement, (i) the Company, IBG LLC and each Subsidiary owns or has obtained valid and enforceable licenses or options for the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights and trade secrets necessary for the conduct of their respective business as currently conducted (collectively, the “Intellectual Property”) except where the failure to own such Intellectual Property would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; and (ii) (a) there are no third parties who have any ownership rights to any Intellectual Property that is owned by, or has been licensed to, the Company, IBG LLC or any Subsidiary for the products described in the Registration Statement that would preclude the Company, IBG LLC or any Subsidiary from conducting its business as currently conducted and would be reasonably expected to have a Material Adverse Effect, except for the ownership rights of the owners of the Intellectual Property licensed or optioned by the Company, IBG LLC or a Subsidiary; (b) there are currently no sales of any products that would constitute an infringement by third parties of any Intellectual Property owned, licensed or optioned by the Company, IBG LLC or any

Subsidiary, which infringement would be reasonably expected to have a Material Adverse Effect; (c) there is no pending or, to the Company’s, Mr. Peterffy’s or IBG LLC’s knowledge, threatened action, suit, proceeding or claim by others challenging the rights of the Company, IBG LLC or any Subsidiary in or to any Intellectual Property owned, licensed or optioned by the Company, IBG LLC or any Subsidiary, other than claims which would not reasonably be expected to have a Material Adverse Effect; (d) there is no pending or, to the Company’s, Mr. Peterffy’s or IBG LLC’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property owned, licensed or optioned by the Company, IBG LLC or any Subsidiary, other than non-material actions, suits, proceedings and claims; and (e) there is no pending or, to the Company’s, Mr. Peterffy’s or IBG LLC’s knowledge, threatened action, suit, proceeding or claim by others that the Company, IBG LLC or any of the Subsidiaries infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary right of others, other than non-material actions, suits, proceedings and claims.

(ll)           Except as would not have, individually or in the aggregate, a Material Adverse Effect, the Company, IBG LLC and each Subsidiary (i) has timely filed all Federal, state, local and foreign tax returns which are required to be filed by such entity through the date hereof, which returns are true and correct, or has received timely extensions for the filing thereof thereof, and (ii) has paid all taxes, assessments, penalties, interest, fees and other charges due or claimed to be due from such entity, other than (a) any such amounts being contested in good faith and by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP or (b) any such amounts currently payable without penalty or interest.  There are no tax audits or investigations pending, which if adversely determined could have a Material Adverse Effect; nor to the knowledge of the Company, IBG LLC or Mr. Peterffy are there any proposed additional tax assessments against the Company, IBG LLC or any Subsidiary which could have, individually or in the aggregate, a Material Adverse Effect.

(mm)       On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

(nn)         The Company, IBG LLC and each Subsidiary maintains insurance of the types and in the amounts that the Company and IBG LLC reasonably believes is adequate for their respective businesses, including, but not limited to, insurance covering all real and personal property owned or leased by the Company, IBG LLC or any Subsidiary against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

(oo)         Neither the Company, IBG LLC nor any Subsidiary, nor, to the knowledge of the Company, IBG LLC or Mr. Peterffy, any director, officer, agent or employee has directly or indirectly, (i) made any unlawful contribution to any candidate for public office, or failed to disclose fully any contribution in violation of law, (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, (iii) violated or is in violation of any provisions of the U.S. Foreign Corrupt Practices Act of 1977 or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(pp)         The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, IBG LLC or Mr. Peterffy, threatened.

(qq)         Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, IBG LLC, Mr. Peterffy, any director, officer, agent or employee of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(rr)           Each officer, director and equity owner of IBG LLC and of the Company listed on Schedule 3 hereto has delivered to W.R. Hambrecht + Co., LLC and HSBC Securities (USA) Inc. an agreement in the form of Exhibit A hereto to the effect that he or she will not, for a period of 180 days after the date of the IPO Prospectus, without the prior written consent of W.R. Hambrecht + Co., LLC and HSBC Securities (USA) Inc., offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock.

(ss)         The Company has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus to which the Placement Agents have consented.

(tt)           Each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended

(“ERISA”), that is maintained, administered or contributed to by the Company, IBG LLC or any of their affiliates for employees or former employees of the Company, IBG LLC and their Subsidiaries has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company or IBG LLC with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(uu)         No relationship, direct or indirect, exists between or among the Company, IBG LLC or any Subsidiary, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, IBG LLC or any Subsidiary, on the other, which is required by the Act to be disclosed in the Registration Statement and the Prospectus and is not so disclosed.

(vv)         The Company has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Act, the Rules and Regulations or the interpretations thereof by the Commission.

5.             Agreements of the Company, IBG LLC and Mr. Peterffy.  Each of the Company, IBG LLC and Mr. Peterffy covenants and agrees with the Placement Agents as follows:

(a)           The Registration Statement has become effective, and if Rule 430A is used or the filing of the IPO Prospectus is otherwise required under Rule 424(b), the Company will file the IPO Prospectus (properly completed if Rule 430A has been used), subject to the prior approval of the Placement Agents, pursuant to Rule 424(b) within the prescribed time period and will provide a copy of such filing to the Placement Agents promptly following such filing. The Company will file the Market Making Prospectus, subject to the prior approval of W.R. Hambrecht + Co., LLC, pursuant to Rule 424(b) within the prescribed time period and will provide as many copies of the Market Making Prospectus to W.R. Hambrecht + Co., LLC promptly following such filing as W.R. Hambrecht + Co., LLC may reasonably request.

(b)           The Company shall prepare and file with the SEC such amendments and supplements to the Registration Statement and the Market Making Prospectus as may be necessary to keep the Registration Statement effective, and to keep the Marketing Making Prospectus current and free of material misstatements or omissions, during the period beginning on the date hereof and expiring on the close of trading on the later of (i) one year from the date hereof and (ii) the date on which the Company notifies W.R. Hambrecht + Co., LLC in writing that it no longer intends to keep current the Market Making Prospectus (the “Market Making Period”);

(c)           The Company will not, during such period as the IPO Prospectus would be required by law to be delivered in connection with sales of the Shares by an underwriter or dealer in connection with the offering contemplated by this Agreement (whether physically or through compliance with Rule 172 under the Act or any similar rule), file any amendment or supplement to the Registration Statement or the IPO Prospectus unless a copy thereof shall first have been submitted to the Placement Agents within a reasonable period of time prior to the filing thereof and the Placement Agents shall not have reasonably objected thereto in good faith.

(d)           The Company will not, during the Market Making Period (whether physically or through compliance with Rule 172 under the Act or any similar rule), file any amendment or supplement to the Registration Statement or the Market Making Prospectus unless a copy thereof shall first have been submitted to W.R. Hambrecht + Co., LLC within a reasonable period of time prior to the filing thereof and W.R. Hambrecht + Co., LLC shall not have reasonably objected thereto in good faith.

(e)           The Company will notify the Placement Agents promptly, and will, if requested, confirm such notification in writing, (1) when any post-effective amendment to the Registration Statement becomes effective; (2) of any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or any Issuer Free Writing Prospectus or for additional information; (3) of the issuance by the Commission of any stop order preventing or suspending the effectiveness of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, or the initiation of any proceedings for that purpose or the threat thereof; (4) of becoming aware of the occurrence of any event that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue in any material respect or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading; and (5) of receipt by the Company of any notification with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction.  If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement in connection with the offering contemplated hereby or in connection with sales of Common Stock pursuant to market making activities by W.R. Hambrecht + Co., LLC, the Company will make every reasonable effort to obtain the withdrawal of any such order at the earliest possible moment.  If the Company has omitted any information from the Registration Statement, pursuant to Rule 430A, it will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify the Placement Agents promptly of all such filings.

(f)            If, at any time when an IPO Prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule), the Company becomes aware of the occurrence of any event as a result of which the IPO Prospectus, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Placement Agents, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Placement Agents, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary, in the reasonable judgment of counsel to the Company or counsel to the Placement Agents, at any time to amend or supplement the IPO Prospectus or the Registration Statement to comply with the Act or the Rules and Regulations, the Company will promptly notify the Placement Agents and will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Registration Statement or an amendment or supplement to the IPO Prospectus that corrects such statement or omission or effects such compliance and will deliver to the Placement Agents, without charge, such number of copies thereof as the Placement Agents may reasonably request.  The Company consents to the use of the IPO Prospectus or any amendment or supplement thereto by the Placement Agents, and the Placement Agents agree to provide to each Investor, prior to the Closing, a copy of the IPO Prospectus and any amendments or supplements thereto.

(g)           If, at any time during the Market Making Period, the Company becomes aware of the occurrence of any event as a result of which the Market Making Prospectus, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to W.R. Hambrecht + Co., LLC, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to W.R. Hambrecht + Co., LLC, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary, in the reasonable judgment of counsel to the Company or counsel to W.R. Hambrecht + Co., LLC, at any time to amend or supplement the Market Making Prospectus or the Registration Statement to comply with the Act or the Rules and Regulations, the Company will promptly notify W.R. Hambrecht + Co., LLC and will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Registration Statement or an amendment or supplement to the Market Making Prospectus that corrects such statement or omission or effects such compliance and will deliver to W.R. Hambrecht + Co., LLC, without charge, such number of copies thereof as W.R. Hambrecht + Co., LLC may reasonably request.  The Company consents to the use of the Market Making Prospectus or any amendment or supplement thereto by W.R. Hambrecht + Co., LLC.

(h)           The Company will furnish to the Placement Agents and their counsel, without charge (i) one conformed copy of the Registration Statement as originally filed with the Commission and each amendment thereto, including financial statements and schedules, and all exhibits thereto, (ii) so long as a prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule), as many copies of each Issuer Free Writing Prospectus, Preliminary Prospectus or the IPO Prospectus or any amendment or supplement thereto as the Placement Agents  may reasonably request and (iii) during the Market Making Period, as many copies of the Market Making Prospectus or any amendment or supplement thereto as W.R. Hambrecht + Co., LLC may reasonably request.

(i)            The Company will comply with all the undertakings contained in the Registration Statement.

(j)            The Company will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Placement Agents.

(k)           The Company will retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations.

(l)            Prior to the sale of the Shares to the Investors, the Company will cooperate with the Placement Agents and their counsel in connection with the registration or qualification of the Shares for offer and sale under the state securities or Blue Sky laws of such jurisdictions as the Placement Agents may reasonably request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

(m)          During the Market Making Period, the Company will cooperate with W.R. Hambrecht + Co., LLC and their counsel in connection with the registration or qualification of the Common Stock for offer and sale under the state securities or Blue Sky laws of such jurisdictions as W.R. Hambrecht + Co., LLC may reasonably request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

(n)           The Company will apply the net proceeds from the offering and sale of the Shares in the manner set forth in the Prospectus under the caption “Use of Proceeds.”

(o)           The Company will use its reasonable best efforts to ensure that the Shares are listed or quoted on the NASDAQ Global Select Market at the time of the Closing.

(p)           The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Shares to facilitate the sale or resale of any of the Shares.

(q)           The Company will not, directly or indirectly, without the prior written consent of the Placement Agents, offer to sell, sell, contract to sell, grant any option to purchase or otherwise dispose of (or announce any offer, sale, grant of any option to purchase or other disposition), any shares of Capital Stock of the Company or securities convertible into, or exchangeable or exercisable for, shares of capital stock of the Company or equity interests in IBG LLC for a period of 180 days after the date of this Agreement, except with respect to the issuance of shares of Common Stock upon the exercise of stock options and warrants outstanding as of the date hereof and the issuance of Common Stock or stock options under any benefit plan of the Company existing on the date hereof, and described in the Prospectus.

6.             Agreements of the Placement Agents.  The Placement Agents severally, and not jointly, agree that they shall not include any “issuer information” (as defined in Rule 433 under the Act) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Placement Agent without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i)  no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 6 shall not be deemed to include information prepared by such Placement Agent on the basis of or derived from issuer information.

7.             Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (1) the preparation, printing and filing of the Registration Statement (including each pre- and post-effective amendment thereto) and exhibits thereto, any Issuer Free Writing Prospectus, each Preliminary Prospectus, the Prospectus and any amendments or supplements thereto, including all fees, disbursements and other charges of counsel and accountants to the Company, (2) the preparation and delivery of certificates representing the Shares, (3) furnishing (including costs of shipping and mailing) such copies of the Registration Statement (including all pre- and post-effective amendments thereto), the Prospectus and any Preliminary Prospectus or Issuer Free Writing Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the direct placement of the Shares and market making activities of W.R. Hambrecht + Co., LLC, (4) the listing for quotation of the Common Stock on the NASDAQ Global Select Market, (5) any filings required to be made by the Placement Agents with the NASD, and the fees, disbursements and other charges of counsel for the Placement Agents in connection therewith, (6) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Sections 5(l) and 5(m), including the reasonable fees, disbursements and other charges of counsel to the Placement Agents in connection therewith and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (7) fees, disbursements and other charges of counsel to the Company and (8) fees and disbursements of the Accountants incurred in delivering the letter(s) described in Section 8(f) of this Agreement.  The Company shall reimburse the Placement Agents, on a fully accountable basis, for all reasonable travel, legal and other out-of-pocket expenses, including the fees and expenses of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Placement Agents, in connection with the foregoing and the transactions contemplated hereby.

8.             Conditions of the Obligations of the Placement Agents.  The obligations of the Placement Agents hereunder are subject to the following conditions:

(a)           (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall be pending or threatened by any securities or other governmental authority (including, without limitation, the Commission), (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before, or threatened or contemplated by, any securities or other governmental authority (including, without limitation, the Commission), (iii) any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the Commission) shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement, any Issuer Free Writing Prospectus or the Prospectus shall have been filed unless a copy thereof was first submitted to the Placement Agents and the Placement Agents did not object thereto in good faith, and the Placement Agents shall have received certificates of the Company and IBG LLC, dated the Closing Date and signed by the President and Chief Executive Officer of the Company and IBG LLC, and the Chief Financial Officer of the Company and IBG LLC, to the effect of clauses (i), (ii) and (iii).

(b)           Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a Material Adverse Change, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and (ii) neither the Company nor IBG LLC shall have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the reasonable judgment of the Placement Agents any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares to Investors as contemplated hereby.

(c)           Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or IBG LLC or any of their officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, which litigation or proceeding, in the reasonable judgment of the Placement Agents, would reasonably be expected to have a Material Adverse Effect.

(d)           Each of the representations and warranties of the Company, IBG LLC and Mr. Peterffy contained herein shall be true and correct at the Closing Date in all respects for those representations and warranties qualified by materiality and in all material respects for those representations and warranties that are not qualified by materiality, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company, IBG LLC and Mr. Peterffy and all conditions herein contained to be fulfilled or complied with by the Company, IBG LLC and Mr. Peterffy at or prior to the Closing Date shall have been duly performed, fulfilled or complied with in all material respects.

(e)           The Placement Agents shall have received an opinion, dated the Closing Date (or such other date as may be set forth in a representation or warranty), of Dechert LLP, as counsel to the Company, in form and substance reasonably satisfactory to the Placement Agents, with respect to the matters set forth in Exhibit B hereto.

(f)            The Placement Agents shall have received an opinion, dated the Closing Date (or such other date as may be set forth in a representation or warranty), of Skadden, Arps, Slate, Meagher & Flom LLP, as counsel to the Placement Agents, in form and substance reasonably satisfactory to the Placement Agents.

(g)           At the Closing Date, the Accountants shall have furnished to the Placement Agents a letter, dated the date of its delivery (the “Comfort Letter”), addressed to the Placement Agents and in form and substance satisfactory to the Placement Agents, confirming that (i) they are independent public accountants with respect to the Company within the meaning of the Act and the Rules and Regulations; (ii) in their opinion, the financial statements and any supplementary financial information included in the Registration Statement and examined by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations; (iii) on the basis of procedures, not constituting an examination in accordance with generally accepted auditing standards, set forth in detail in the Comfort Letter, a reading of the latest available interim financial statements of the Company, inspections of the minute books of the Company since the latest audited financial statements included in the Prospectus, inquiries of officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as may be specified in the Comfort Letter to a date not more than five days prior to the date of the Comfort Letter, nothing came to their attention that caused them to believe that:  (A) as of a specified date not more than five days prior to the date of the Comfort Letter, there have been any changes in the capital stock of the Company or any increase in the long-term debt of the Company, or any decreases in net current assets or net assets or other items specified by the Placement Agents, or any increases in any items specified by the Placement Agents, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in the Comfort Letter; and (B) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in Clause (A), there were any decreases in revenues or the total or per share amounts of net income or other items specified by the Placement Agents, or any increases in any items specified by the Placement Agents, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Placement Agents, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in the Comfort Letter; (iv) in addition to the examination referred to in their reports included in the Prospectus and the procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Placement Agents, which are derived from the general accounting, financial or other records of the Company, as the case may be, which appear in the Prospectus or in Part II of, or in exhibits or schedules to, the Registration Statement, and have compared such amounts, percentages and financial information with such accounting, financial and other records and have found them to be in agreement and (v) on the basis of a reading of the unaudited pro forma financial statements included in the Registration Statement and the Prospectus (the “pro forma financial statements”), carrying out certain specified procedures, inquiries of certain officials of the Company who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

(h)           At the Closing Date, there shall be furnished to the Placement Agents a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, IBG LLC and Mr. Peterffy, signing on his own behalf, in form and substance satisfactory to the Placement Agents to the effect that each signer has carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Materials, and that to each of such person’s knowledge:

(i)            (A) As of the date of such certificate, (x) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (y) neither the Prospectus nor the Pricing Disclosure Materials contains any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect.

(ii)           Each of the representations and warranties of the Company and IBG LLC contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects.

(iii)          Each of the covenants required herein to be performed by the Company, IBG LLC and Mr. Peterffy on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company , IBG LLC and Mr. Peterffy on or prior to the delivery of such certificate has been duly, timely and fully complied with.

(iv)          No stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission.

(v)           Subsequent to the date of the most recent financial statements in the Prospectus, there has been no Material Adverse Change.

(i)            The Shares shall be qualified for sale in such states as the Placement Agents may reasonably request (subject to Section 5(l)), and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date.

(j)            The Company, IBG LLC and Mr. Peterffy shall have furnished or caused to be furnished to the Placement Agents such certificates, in addition to those specifically mentioned herein, as the Placement Agents may have reasonably requested as to the accuracy and completeness at the Closing Date of any statement in the Registration Statement or the Prospectus, as to the accuracy at the Closing Date of the representations and warranties of the Company, IBG LLC and Mr. Peterffy as to the performance by the Company, IBG LLC and Mr. Peterffy of their obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Placement Agents.

(k)           The Placement Agents shall have received the letters referred to in Section 4(rr) hereof substantially in the form of Exhibit A.

(l)            As of the Closing Date, all the Reorganization Transactions, as contemplated by the Reorganization Agreements, shall have been consummated.

(m)          Each of the Reorganization Agreements is in full force and effect, and there shall have been no material amendments, alterations, modifications or waivers of any provisions thereof since the date of this Agreement.

(n)           The Shares have been approved for quotation upon notice of issuance on the NASDAQ Global Select Market.

9.             Indemnification.

(a)           The Company, IBG LLC and Mr. Peterffy shall, jointly and severally, indemnify and hold harmless each Placement Agent, its directors, officers, employees and agents and each person, if any, who controls any Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages, joint or several, (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which it, or any of them, may become subject under the Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement made by the Company, IBG LLC or Mr. Peterffy in Section 4 of this Agreement, (ii) any untrue statement or alleged untrue statement of any material fact contained in (A) any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) by any Placement Agents or (D) any application or other document, or any amendment or supplement thereto, executed by the Company, IBG LLC or Mr. Peterffy based upon written information furnished by or on behalf of the Company, IBG LLC or Mr. Peterffy filed in any jurisdiction in order to qualify the Shares under the securities or Blue Sky laws thereof or filed with the Commission or any securities association or securities exchange (each, an “Application”), or (iii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or in any Permitted Issuer Information or any Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company, IBG LLC and Mr. Peterffy will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person and is based solely on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to a Placement Agent furnished in writing to the Company by such Placement Agent expressly for inclusion in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Application; and provided further, that such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Placement Agent (or any person controlling such Placement Agent) from whom the person asserting any such loss, claim, damage, liability or action purchased Shares which are the subject thereof to the extent that any such loss, claim, damage or liability results from the fact that such Placement Agent failed to send or give a copy of the Prospectus (as amended or supplemented) to such person at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the Act.  This indemnity agreement will be in addition to any liability which the Company, IBG LLC and Mr. Peterffy may otherwise have.

(b)           Without limitation of and in addition to its obligations under the other paragraphs of this Section 9, each of the Company, IBG LLC and Mr. Peterffy agrees to indemnify, defend and hold harmless the QIU, its directors, officers, employees and agents and each person who controls the QIU within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages, joint or several, (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), which the QIU or any such person may incur, insofar as such loss, claim, liability, expense or damage arises out of or is based upon the QIU’s acting as a “qualified independent underwriter” (within the meaning of NASD Conduct Rule 2720) in connection with the offering contemplated by this Agreement, and each of the Company, IBG LLC and Mr. Peterffy agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, damage, expense, liability or claim.  Sections 9(d)  and 9(e) shall apply equally to any action brought against the QIU or any such person in respect of which indemnity may be sought against the Company, IBG LLC and Mr. Peterffy pursuant to the immediately preceding sentence, except that the Company, IBG LLC and Mr. Peterffy shall be liable for the expenses of one separate counsel (in addition to any local counsel) for the QIU, separate and in addition to counsel for the persons who may seek indemnification pursuant to Section 9(a), in any such action.

(c)           The Placement Agents, severally and not jointly, will indemnify and hold harmless the Company, IBG LLC and Mr. Peterffy, each person, if any, who controls the Company, IBG LLC and Mr. Peterffy within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company, IBG LLC and Mr. Peterffy to the Placement Agents, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Placement Agents furnished in writing to the Company by the Placement Agents expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.  This indemnity agreement will be in addition to any liability that the Placement Agents might otherwise have.  The Company, IBG LLC and Mr. Peterffy acknowledge that, for all purposes under this Agreement, the statements set forth in the “Plan of Distribution” section under the subsections entitled “The OpenIPO Auction Process,” “Determination of Initial Public Offering Price,” “Allocation of Shares,” “Requirements for Valid Bids,” “Short Sales, Stabilizing Transactions and Penalty Bids,” “Indemnity,” “Foreign Jurisdictions” and “Qualified Independent Underwriter,” as well as the first paragraph under the subsection entitled “Placement Agent Fees and Concessions,” the first, second, third, fifth and sixth paragraphs under the subsection entitled “The Closing of the Auction and the Allocation of Shares” and the third paragraph under the subsection entitled “Lock-Up Agreements” in any Preliminary Prospectus and the Prospectus constitute the only information relating to the Placement Agents furnished in writing to the Company by the Placement Agents expressly for inclusion in the Registration Statement, any Preliminary Prospectus or the Prospectus.

(d)           Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party.  If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense.  The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that a conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party that would prevent the counsel selected by the indemnifying party from representing the indemnified party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (3) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties.  Except as provided in Section 9(b), it is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties.  All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred.  The Company and IBG LLC will not, without the prior written consent of the Placement Agents (which consent will not be unreasonably withheld), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification has been sought hereunder (whether or not the Placement Agents or any person who controls the Placement Agents within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Placement Agents and each such controlling person from all liability arising out of such claim, action, suit or proceeding.  An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

(e)           In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company, IBG LLC, Mr. Peterffy or the Placement Agents, the Company, IBG LLC, Mr. Peterffy and the Placement Agents will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company, Mr. Peterffy or IBG LLC from persons other than the Placement Agents such as persons who control the Company, Mr. Peterffy or IBG LLC within the meaning of the Act or the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company, IBG LLC, Mr. Peterffy and the Placement Agents may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company, Mr. Peterffy IBG LLC, on the one hand and the Placement Agents on the other.  The relative benefits received by the Company, Mr. Peterffy and IBG LLC, on the one hand and the Placement Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting Company expenses) received by the Company as set forth in the table on the cover page of the Prospectus bear to the fee received by the Placement Agents hereunder. The relative benefits received by the QIU in its capacity as “qualified independent underwriter” (within the meaning of NASD Conduct Rule 2720) shall be deemed to be equal to the compensation received by the QIU for acting in such capacity. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, Mr. Peterffy and IBG LLC, on the one hand, and the Placement Agents on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering.  Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, IBG LLC, Mr. Peterffy or the Placement Agents, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, IBG LLC, Mr. Peterffy and the Placement Agents agree that it would not be just and equitable if contributions pursuant to this Section 9(e) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 9(e) shall be deemed to include, for purpose of this Section 9(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 9(e), the Placement Agents shall not be required to contribute any amount in excess of the fee received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 9(e), any person who controls a party to this Agreement within the meaning of the Act or the Exchange Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, Mr. Peterffy, IBG LLC, subject in each case to the provisions hereof.  Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(e), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(e).  No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

10.           Termination.

(a)           The obligations of the Placement Agents under this Agreement may be terminated at any time prior to the Closing Date, by notice to the Company from the Placement Agents, without liability on the part of the Placement Agents to the Company, Mr. Peterffy or IBG LLC if, prior to delivery and payment for the Shares, in the sole judgment of the Placement Agents (i) trading in the Common Stock of the Company shall have been suspended by the Commission or by the NASDAQ Global Select Market, (ii) trading in securities generally on the NASDAQ Global Select Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on any of such systems, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any of such systems or by order of the Commission or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by Federal or New York State authorities, or (iv) any material adverse change in the financial or securities markets in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it, in the sole judgment of the Placement Agents, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus.

(b)           If this Agreement shall be terminated pursuant to any of the provisions hereof, or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Placement Agents set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company, Mr. Peterffy or IBG LLC to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Placement Agents, reimburse the Placement Agents for all out-of-pocket expenses incurred in connection herewith.

11.           Notices.  Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, IBG LLC or Mr. Peterffy, One Pickwick Plaza, Greenwich, Connecticut 06830, Attention: Thomas Peterffy, with copies to Dechert LLP, 30 Rockefeller Plaza, New York, New York 10112, Attention:  Adam M. Fox, Esq., or (b) if to the Placement Agents, at the office of W.R. Hambrecht + Co., LLC, 539 Bryant Street, San Francisco, CA 94107, Attention:  Harrison Clay, with copies to Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, Attention:  Gregory A. Fernicola, Esq.  Any such notice shall be effective only upon receipt.  Any notice under Section 9 may be made by facsimile or telephone, but if so made shall be subsequently confirmed in writing.

12.           Survival.  The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, IBG LLC, Mr. Peterffy and the Placement Agents set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, IBG LLC, any of their officers or directors, the Placement Agents or any controlling person referred to in Section 9 hereof and (ii) delivery of and payment for the Shares.  The respective agreements, covenants, indemnities and other statements set forth in Sections 7 and 9 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

13.           Successors.  This Agreement shall inure to the benefit of and shall be binding upon the Placement Agents, the Company, IBG LLC, Mr. Peterffy and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnification and contribution contained in Sections 9(a) and (d) of this Agreement shall also be for the benefit of the directors, officers, employees and agents of the Placement Agents and any person or persons who control the Placement Agents within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnification and contribution contained in Sections 9(b) and (d) of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company or IBG LLC within the meaning of Section 15 of the Act or Section 20 of the Exchange Act.  No Investor shall be deemed a successor because of such purchase.

14.           Applicable Law.  The validity and interpretations of this Agreement, and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflicts of laws.

15.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16.           Entire Agreement.  This Agreement constitutes the entire understanding between the parties hereto as to the matters covered hereby and supersedes all prior understandings, written or oral, relating to such subject matter.

Please confirm that the foregoing correctly sets forth the agreement among the Company, IBG LLC, Mr. Peterffy and the Placement Agents.

Very truly yours,

INTERACTIVE BROKERS GROUP, INC.

By:
Name:	Thomas Peterffy
Title:	Chairman, Chief Executive Officer and President

IBG LLC

By:
Name:	Thomas Peterffy
Title:	Managing Member

THOMAS PETERFFY

Confirmed as of the date first above mentioned:

W.R. HAMBRECHT + CO., LLC HSBC SECURITIES (USA) INC. FOX-PITT, KELTON INCORPORATED SANDLER O’NEILL & PARTNERS, L.P. E*TRADE SECURITIES LLC

By: W.R. HAMBRECHT + CO., LLC

By:
Name:
Title: